SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

________________________________________________________________________


CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                      June 10, 1998 (April 22, 1998)

                         SOVRAN SELF STORAGE, INC.
            (Exact Name of Registrant as Specified in Charter)


       Maryland                   1-13820               16-1194043
(State or other jurisdiction of   (Commission          (I.R.S. Employer
incorporation or organization)     File Number)        (Identification No.)



                             5166 Main Street
                          Williamsville, NY 14221
                 (Address of Principal Executive Offices)


    Registrants telephone number, including area code:  (716) 633-1850

                              NOT APPLICABLE
       (Former name or former address, if changed since last report)







________________________________________________________________________

Item 2.  Acquisition or Disposition of Assets

     Sovran Self Storage, Inc. (the "Company") consummated during the period April 22, 1998 through June 10, 1998, the acquisition of 6 self-storage facilities (the "Acquired Facilities") through Sovran Acquisition Limited Partnership, L.P. ("OP"), a limited partnership controlled by the Company. The 6 facilities totaling approximately 433,000 square feet are located in 5 states and were purchased for approximately $20.1 million.

     All of the facilities were acquired from unaffiliated third parties. The acquisitions were funded by cash generated from operations and borrowings under the Company's line of credit. Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.

     The following provides certain additional information concerning the 6 Acquired Facilities.

                                             Date of             Square
Location       Seller                      Acquisition  Price     Feet
-------------------------------------------------------------------------
Warren, OH     White Properties, Ltd.       4/22/98 $ 2,358,000   60,230
Warren, OH     White Properties, Ltd.       4/22/98   2,313,000   59,137
Waterford, MI  Bernard Sherman              4/28/98   6,760,000  140,850
Jackson, MS    Opus Group                   5/13/98   3,650,000   62,052
Katy, TX       Larry Beustring              5/20/98   1,900,000   44,175
Indian
  Harbor, FL   South Brevard Mini-Stor Ltd.  6/2/98   3,120,000   66,588
                                                    -----------  -------
                                                    $20,101,000  433,032

In addition, the Company has 2 facilities under contract (the "Acquisition Facilities") for which all contract contingencies are resolved and are scheduled for closing. Both of the facilities are expected to be acquired from unaffiliated third parties. The acquisitions will be funded by cash generated from operations, borrowings under the Company's line of credit, and the issuance of Operating Partnership units. The facilities are currently used as self-storage facilities, and the Company intends to continue the use of all facilities for that purpose. The following provides certain additional information concerning the two pending acquisitions.

                                        Anticipated
                                          Date of     Estimated    Square
Location           Seller               Acquisition     Cost        Feet
--------------------------------------------------------------------------
**Vero Beach, FL   William Caldwell       6/12/98    $ 2,260,000    34,450
Humble, TX         R. L. Heinrichs        6/15/98      2,275,000    61,864
                                                     -----------    ------
                                                     $ 4,535,000    96,314
** Vero Beach facility opened October 1997.

Item 5.  Other Events

     The following unaudited information for the three months ended
March 31, 1998, relates to four facilities acquired since March 31, 1998, for which the acquisitions were reported in the 8-K/A filed April 17, 1998. The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses is included below to update the financial information on these properties through March 31, 1998:

                                            Date of                Square
Location           Seller                 Acquisition   Price       Feet
---------------------------------------------------------------------------

Salem, NH         Salem Self Storage, Inc.   4/7/98   3,660,000    62,075
Durham, NC        All American Self Storage  4/9/98   3,850,000    67,941
Durham, NC        All American Self Storage  4/9/98   4,675,000    79,260
Hendersonville,
 TN               All American Self Storage  4/9/98   5,225,000    93,665
                                                     -----------  -------
                                                     $17,410,000  302,941


                  Previously Reported Acquired Facilities

                  Historical Summaries of Combined Gross
                   Revenue and Direct Operating Expenses
                 For the three months ended March 31, 1998
                                (Unaudited)
                              (in thousands)

Revenues:
 Rental income                                $  530
 Other income                                     10
  Total revenue                                  540

Direct Operating Expenses:
 Property operations and maintenance              90
 Real estate taxes                                23
  Total direct operating expenses                113

 Revenue in excess of direct
  operating expenses                          $  427
                                              ======


See accompanying notes.

                      Previously Acquired Facilities

              Notes to Historical Summaries of Combined Gross
                   Revenue and Direct Operating Expenses

                              (in thousands)


1.   Basis of Presentation

The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (Historical Summaries) have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 4 facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 4 facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.


2.   Unaudited Interim Periods

The unaudited interim Historical Summaries for the three months ended
March 31, 1998, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998, are not necessarily indicative of future operating results.


3.   Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Item 7.  Financial Statements and Exhibits

                                                               Page

(a)  Financial Statements Applicable to Real Estate Properties Acquired

     *    Report of Independent Auditors                         6
     *    Acquired and Acquisition Facilities Historical
           Summaries of Combined Gross Revenue and Direct
           Operating Expenses for the three months ended
           March 31, 1998 and the year ended December 31, 1997   7
     *    Acquired and Acquisition Facilities Notes to
           Historical Summaries of Combined Gross Revenue
           and Direct Operating Expenses                         8


(b)  Pro Forma Financial Information

     *    Sovran Self Storage, Inc., Pro Forma Combined
           Financial Information                                 10
     *    Sovran Self Storage, Inc., Pro Forma Combined
           Balance Sheet as of March 31, 1998                    11
     *    Sovran Self Storage, Inc., Pro Forma Combined
           Statement of Operations
           For the three months ended March 31, 1998             12
     *    Sovran Self Storage, Inc., Pro Forma Combined
           Statement of Operations For the Year ended
           December 31, 1997                                     13
     *    Sovran Self Storage, Inc., Notes to Pro Forma
           Combined Financial Statements                         14


(c)  Exhibits

     Exhibit No.    Description

     23             Consent of Independent Auditors,
                     Ernst & Young LLP.                          16

                      Report of Independent Auditors


Board of Directors
Sovran Self Storage, Inc.


We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the Historical Summaries) for seven self storage facilities (the Acquired and Acquisition Facilities) as described in Note 1, for the year ended December 31, 1997. These Historical Summaries are the responsibility of the management of Sovran Self Storage, Inc. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Sovran Self Storage, Inc. as described in Note 1, and are not intended to be a complete presentation of the Acquired and Acquisition Facilities revenue and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined gross income and direct operating expenses of the Acquired and Acquisition Facilities for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                             /S/ Ernst & Young LLP

Buffalo, New York
June 9, 1998

                    Acquired and Acquisition Facilities

                  Historical Summaries of Combined Gross
                   Revenue and Direct Operating Expenses

                              (in thousands)



                Three Months    Year ended December 31, 1997
                    Ended          5          1           2
                March 31, 1998  Acquired   Acquired   Acquisition   Total
                8 Facilities    Facilities Facility   Facilities      8
                (unaudited)     (audited) (unaudited) (audited)  Facilities

Revenues:
  Rental income     $ 871       $ 2,543     $ 270      $ 376     $ 3,189
  Other income         11            35         -          5          40
                    _____       _______     _____      _____     _______
    Total revenue     882         2,578       270        381       3,229

Direct Operating
 Expenses:
  Property operations
   and maintenance    196           524        53         97         674
  Real estate taxes    64           177        27         42         246
                    _____       _______     _____      _____     _______
    Total direct
     operating
     expenses         260           701        80        139         920
                    _____       _______     _____      _____     _______

  Revenue in excess
   of direct operating
   expenses         $ 622       $ 1,877     $ 190      $ 242     $ 2,309
                    =====       =======     =====      =====     =======


See accompanying notes.

                    Acquired and Acquisition Facilities

              Notes to Historical Summaries of Combined Gross
                   Revenue and Direct Operating Expenses
                              (in thousands)

1.   Basis of Presentation

The historical summaries of combined gross revenue and direct operating expenses (the "Historical Summaries") relate to the operations of the 8 facilities acquired since April 22, 1998 or which are probable of being acquired as of June 10, 1998. These 8 facilities, have been, or are expected to be, acquired from unaffiliated third parties by Sovran Acquisition Limited Partnership (the "Partnership") for an aggregate purchase price of $24.6 million. The general partner of the Partnership is Sovran Self Storage, Inc. (the "Company").

The information presented for the year ended December 31, 1997, represents the 12 month period ended December 31, 1997, or a period ended within 90 days of that date. In those instances where the information is for a 12 month fiscal period ended within 90 days of December 31, 1997, the difference in gross revenue and direct operating expenses are not considered to be material.

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 8 facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 8 facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.

7 Facilities - Audited
               Actual or Anticipated                 Actual or Anticipated
Location       Date of Acquisition      Location     Date of Acquisition

Acquired Facilities
Warren, OH               4/22/98        Warren, OH          4/22/98
Waterford, MI            4/28/98        Jackson, MS         5/13/98
Indian Harbor, FL         6/2/98

Acquisition Facilities
**Vero Beach, Fl         6/12/98        Humble, TX          6/15/98

** The Vero Beach facility was opened in October 1997. Therefore, the results of operations of this facility included in the Historical Summary of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 1997, include only the period from October through December 1997.

1 Facility - Unaudited

Location            Date of Acquisition
Katy, TX                 5/20/98

                    Acquired and Acquisition Facilities

              Notes to Historical Summaries of Combined Gross
                   Revenue and Direct Operating Expenses

                              (in thousands)


2.   Unaudited Interim Periods

The unaudited interim Historical Summaries for the three months ended March 31, 1998, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998, are not necessarily indicative of future operating results.


3.   Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                         Sovran Self Storage, Inc.
                 Pro Forma Combined Financial Information


The following unaudited Pro Forma Combined Balance Sheet as of March 31, 1998 and unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997, have been prepared to reflect the Companys acquisition or expected acquisition of self storage facilities and the adjustments described in the accompanying notes. The pro forma combined financial information is based on the historical financial statements of Sovran Self Storage, Inc. included in (i.) the Company's 10-Q for the three months ended March 31, 1998, (ii) the Companys 10-K for the year ended December 31, 1997, (iii) the historical summaries of combined gross revenue and direct operating expenses included in the Companys 8-K/A Report dated April 17, 1998, and (iv) the other financial information in the Company's 1997 Annual Report to Shareholders, and should be read in conjunction with those financial statements and notes thereto. The Pro Forma Combined Balance Sheet was prepared as if the 12 facilities that were purchased or are expected to be purchased after March 31, 1998, were acquired at that date. The Pro Forma Combined Statements of Operations were prepared as if the 44 self storage facilities acquired in 1997 and the 30 facilities acquired or expected to be acquired in 1998 were purchased at the beginning of 1997. The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                                         Sovran Self Storage, Inc.
                                     Pro Forma Combined Balance Sheet
                                              March 31, 1998
                                              (in thousands)
                                                (unaudited)
                                                  Pro Forma Adjustments
                                                  _____________________

                                   Sovran         Previously     Acquired and  Sovran
                                   Self Storage   Reported       Acquisition   Self
                                   Historical     4 Facilities   8 Facilities  Storage, Inc.
                                   (Note 1)       (Note 2)       (Note 3)      (Pro Forma)
                                   ________       ________       ________       ___________
Assets

  Investment in storage facilities,
   net                             $ 376,792      $  17,410      $  24,636      $ 418,838
  Cash and cash equivalents            2,987              -              -          2,987
  Accounts receivable                  1,204              5              -          1,209
  Prepaid expenses and other assets    3,484              -             19          3,503
                                    ________       ________       ________       ________
    Total assets                   $ 384,467      $  17,415      $  24,655      $ 426,537
                                   =========      =========      =========      =========
Liabilities

  Line of credit                   $  88,000      $  17,242      $  24,046      $ 129,288
  Accounts payable and accrued
   liabilities                         5,195             51            122          5,368
  Deferred revenue                     2,506            122            214          2,842
  Accrued dividends                    6,659              -              -          6,659
  Mortgage payable                     3,059              -              -          3,059
                                    ________       ________       ________       ________
    Total liabilities                105,419         17,415         24,382        147,216

Minority interest                     12,808              -            273         13,081

Shareholders' Equity

  Common stock, $.01 par value           123              -              -            123
  Additional paid-in capital         273,317              -              -        273,317

  Unearned restricted stock              (28)             -              -            (28)
  Dividends in excess of net income   (7,172)             -              -         (7,172)
                                     _______       ________       ________       ________
    Total shareholder's equity       266,240              -              -        266,240
                                     _______       ________       ________       ________
  Total liabilities and
   shareholder's equity            $ 384,467      $  17,415      $  24,655      $ 426,537
                                   =========      =========      =========      =========




See notes to pro forma combined financial information


                                        Sovran Self Storage, Inc.
                               Pro Forma Combined Statement of Operations
                                For the Three Months ended March 31, 1998
                            (in thousands, except per share data) (unaudited)


                          18 Acquisitions  4 Acquisitions       1998
                               Prior to    Subsequent to     8 Acquired
                Sovran     March 31, 1998  March 31, 1998  and Acquisition
            Self Storage   Preacquisition    Reported in  Facilities included  Pro Forma    Sovran Self
              Historical      Pro forma      Previous 8-K     in this 8-K      Adjustments Storage, Inc.
              (Note 1)        (Note 4)         (Note 4)        (Note 4)         (Note 6)     Pro Forma
Revenues:
 Rental income  $14,175        $  950          $  530           $  871            $  -      $  16,526
 Interest and
  other income      200            28              10               11               -            249

   Total revenue 14,375           978             540              882               -         16,775

Expenses:
 Property operations
  and maintenance 2,818           223              90              196               -          3,327
 Real estate
  taxes           1,188            76              23               64               -          1,351
 General and
  administrative    854            43               -                -               8  (a)       905
 Interest         1,215           435               -                -             645  (b)     2,295
 Depreciation and
  amortization    2,097           146               -                -             211  (c)     2,454

   Total expenses 8,172           923             113              260             864         10,332

Income before
 minority interest
 and extraordinary
 item             6,203            55             427              622            (864)         6,443
Minority interest  (205)           (2)              -                -             (11)  (d)     (218)

Income before
 extraordinary
 item             5,998            53             427              622            (875)         6,225

Extraordinary
 item - extinguishment
 of debt            350             -               -                -               -            350

Net income      $ 5,648         $  53          $  427           $  622          $ (875)      $  5,875
                =====================================================================================
Earnings per share
 before extra-
 ordinary item -
 basic          $  0.49                                                                      $  0.50(e)
Extraordinary
 item             (0.03)                                                                       (0.02)
                _______                                                                      _______
Earnings per
 share - basic  $  0.46                                                                      $  0.48
                =======                                                                      =======
Earnings per
share - diluted $  0.46                                                                      $  0.47
                =======                                                                      =======
Dividends declared
 per share      $  0.54                                                                      $  0.54
                =======                                                                      =======
Common shares
 used in basic
 per share
 calculation 12,289,467                                                                   12,330,963

See notes to pro forma combined financial information


                                        Sovran Self Storage, Inc.
                               Pro Forma Combined Statement of Operations
                                  For the Year ended December 31, 1997
                            (in thousands, except per share data) (unaudited)



                                  1997                 1998
                  Sovran      Acquisitions         30 Acquired
               Self Storage   Preacquisition      and Acquisition     Pro Forma           Sovran
                Historical      Pro forma            Facilities       Adjustments    Self Storage, Inc.
                 (Note 1)        (Note 5)             (Note 5)         (Note 6)          Pro Forma
               ________________________________________________________________________________________
Revenues:
 Rental income $   48,584     $   4,680           $    11,922         $         -         $65,186
 Interest and
  other income        770            51                   221                   -           1,042
               ________________________________________________________________________________________
  Total revenue    49,354         4,731                12,143                              66,228

Expenses:
 Property operations
  and maintenance   9,708         1,020                 2,490                   -          13,218
 Real estate taxes  3,955           397                   844                   -           5,196
 General and
  administrative    2,757            43                     -                 163    (a)    2,963
 Interest           2,166         1,001                     -               5,844    (b)    9,011
 Depreciation and
  amortization      7,005           737                     -               1,929    (c)    9,671
               ________________________________________________________________________________________
   Total expenses  25,591         3,198                 3,334               7,936          40,059
               ________________________________________________________________________________________

Income before minority
 interest          23,763         1,533                 8,809              (7,936)         26,169

  Minority interest  (644)         (241)                    -                 (52)   (d)     (937)
               ________________________________________________________________________________________

Net income     $   23,119     $   1,292            $    8,809         $    (7,988)        $25,232
               ========================================================================================

Earnings per
 share-basic   $     1.97                                                                 $  2.05(e)
      -diluted $     1.96                                                                 $  2.04

Dividends declared
 per share     $     2.12                                                                 $  2.12

Common shares used
 in basic per share
 calculation   11,759,000                                                              12,330,963


See notes to pro forma combined financial information





                         Sovran Self Storage, Inc.
             Notes to Pro Forma Combined Financial Statements
                   (in thousands, except per share data)
                                (unaudited)


1.   Sovran Self Storage Historical

The consolidated balance sheet and statement of operations as of and for the three months ended March 31, 1998 and the year ended December 31, 1997, include the accounts of Sovran Self Storage, Inc. (the "Company"), Sovran Acquisition Limited Partnership (the "Partnership"), and Sovran Holdings, Inc., a wholly-owned subsidiary of the Company.


2.   Balance Sheet - Pro Forma Adjustments Previously Reported 4 Facilities

These adjustments reflect the 4 acquisitions that occurred subsequent to March 31, 1998, that were reported in the Companys 8-K/A Report filed April 17, 1998, and were not included in the Sovran Self Storage Historical March 31, 1998 balance sheet. See Item 5 of this 8-K for more information on these properties. The cash portion of the purchase price is considered to be an increase in the amounts outstanding under the Companys line of credit. The partnership units issued in connection with certain of these facilities is recorded as minority interest.


3.   Balance Sheet - Pro Forma Adjustments 8 facilities

This adjustment reflects the acquisition or expected acquisition of the 8 facilities detailed in Item 2 of this 8-K that have been or are probable of being purchased subsequent to March 31, 1998. The cash portion of the purchase price is considered to be an increase in the amounts outstanding under the Companys line of credit. The partnership units issued in connection with certain of these facilities is recorded as minority interest.


4.   Statement of Operations March 31, 1998

18 Acquisitions Prior to March 31, 1998
The statements of operations for the 18 acquisitions prior to March 31, 1998 reflect the results of operations for these facilities for the period not owned by the Company during the three months ended March 31, 1998.

4 Acquisitions Subsequent to March 31, 1998 Reported in Previous 8-K
The statements of operations for the 4 acquisitions subsequent to March 31, 1998 reflect the results of operations for these facilities for the period March 31, 1998 which is detailed in Item 5 of this 8-K.

1998 8 Acquired and Acquisition Facilities
The statements of operations for the 8 Acquired and Acquisition Facilities reflect the results of operations for these facilities for the three months ended March 31, 1998, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.

                         Sovran Self Storage, Inc.
             Notes to Pro Forma Combined Financial Statements
                   (in thousands, except per share data)
                                (unaudited)


5.   Statement of Operations December 31, 1997

1997 Acquisitions Preacquisition Pro forma
The statements of operations for the 44 acquisitions prior to December 31, 1997 reflect the results of operations for these facilities for the period not owned by the Company during the year ended December 31, 1997.

1998 30 Acquired and Acquisition Facilities
The statements of operations for the 30 Acquired and Acquisition Facilities reflect the results of operations for these facilities for the three months ended March 31, 1998, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein (8 facilities) and in the Companys 8-K/A filed April 17, 1998.


6.   Pro Forma Adjustments - Statement of Operations

(a) To reflect an estimated increase in general and administrative expenses based on results subsequent to acquisition.

(b) To reflect interest expense on the line of credit utilized to fund the purchase of the acquired or acquisition facilities.

(c) To record additional depreciation expense related to the facilities based on a 39 year life.

(d) To adjust minority interest based on adjustments to net income of the Company and additional average of operating partnership units outstanding.

(e) Pro forma earnings per share calculated as if the shares outstanding at March 31, 1998 had been outstanding for the entire period presented.

                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-08883) of Sovran Self Storage, Inc. and in the related Prospectus of our report dated June 9, 1998, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1997.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-21679) pertaining to the 1995 Award and Option Plan and the 1995 Directors Stock Option Plan of Sovran Self Storage, Inc. of our report dated June 9, 1998, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1997.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-51169) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and in the related Prospectus of our report dated June 9, 1998, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1997.



                                             /S/ Ernst & Young LLP

Buffalo, New York
June 9, 1998